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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                          CODDLE CREEK FINANCIAL CORP.

             (Exact name of registrant as specified in its charter)



            NORTH CAROLINA                               56-2045998
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


       347 NORTH MAIN STREET
        POST OFFICE BOX 117                                28115
     MOORESVILLE, NORTH CAROLINA                         (Zip Code)
(Address of principal executive offices)

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       Securities to be registered pursuant to Section 12(b) of the Act:



Title of each class                      Name of each exchange on which
to be so registered                      each class is to be registered


       None                                           None


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
333-35497



       Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, no par value
                               (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Registrant hereby incorporates by reference the sections entitled "DESCRIPTION OF CAPITAL STOCK -- The Company" and "ANTI-TAKEOVER PROVISIONS OF THE COMPANY AND THE BANK -- The Company" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (Registration Number 333-35497) which was filed with the Commission on September 12, 1997, and as amended on November 5, 1997 and November 10, 1997 (the "Registration Statement on Form S-1"). Any statement contained in the above-referenced sections of the Registration Statement on Form S-1 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement on Form 8-A to the extent that such statement is modified or superseded by any document subsequently filed with the Commission.


ITEM 2.   EXHIBITS

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

Exhibit Number    Description
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
    I.1.          Copies of the form certificate for each security to be
                  registered hereunder.

    I.2. Registrant hereby incorporates by reference the Articles of Incorporation and Bylaws of Coddle Creek Financial Corp. which are included as Exhibits 3(i) and 3(ii) in the Registration Statement on Form S-1. Any item included as Exhibit 3(i) or 3(ii) to the Registration Statement on Form S-1 and which is incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement on Form 8-A to the extent that such item is modified or superseded by any document subsequently filed with the Commission.

   II.1.          Not applicable.

   II.2.          Not applicable.

   II.3.          Not applicable.

   II.4.          Not applicable.

   II.5.          Not applicable.

   II.6.          Not applicable.

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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                         CODDLE CREEK FINANCIAL CORP.



Date:   December 4, 1997            By:  /s/ George W. Brawley, Jr.
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                                         George W. Brawley, Jr., President

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